Exhibit 23.2

                      CONSENT OF INDEPENDENT AUDITORS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 12, 1993 included in this Form 10-K, into the previously filed: (i) Registration Statement (Form S-3 No. 33-79688) of Continental Airlines, Inc. and in the related Prospectus, and
(ii) the Registration Statements (Form S-8 No. 33-81324) pertaining to the Continental Airlines, Inc. 1994 Incentive Equity Plan, (Form S-8 No. 33-81326) pertaining to the Continental Airlines, Inc. 1994 Restricted Stock Grant, and (Form S-8 No. 33-81328) pertaining to the Continental Airlines, Inc. 1994 Employee Stock Purchase Plan.


                                   ARTHUR ANDERSEN LLP



Houston, Texas
April 12, 1995